  EXHIBIT 99.1

Upexi to Participate in the Scottsdale Capital Event on April 10-12

TAMPA, FL., March 31, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that Chief Strategy Officer, Brian Rudick, will participate in the 13th Annual Scottsdale Capital Event. The conference will be held from April 10-12, 2026.

13th Annual Scottsdale Capital Event Details:

Date: April 10-12, 2026

Location: The Westin Kierland Resort & Spa, Scottsdale, AZ

Attendees: Brian Rudick, Chief Strategy Officer

Format: Investor Meetings

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana, the cryptocurrency of the leading high-performance blockchain, Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com